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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 9, 2000


                                AFFYMETRIX, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        Delaware                     0-28218                    77-0319159
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(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)


             3380 Central Expressway, Santa Clara, California 95051
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                     Address of Principal Executive Offices



       Registrant's telephone number, including area code : (408) 731-5000


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ITEM 5.  OTHER EVENTS.

         On February 9, 2000, Genetic MicroSystems, Inc. ("GMS"), a Massachusetts corporation, merged with and into GMS Acquisition, Inc. ("Merger Sub"), a Massachusetts corporation and wholly owned subsidiary of Affymetrix, Inc. (the "Company"). As a result of the merger, GMS became a wholly owned subsidiary of the Company. In the merger, each share of GMS common and preferred stock issued and outstanding prior to the consummation of the merger (other than those shares owned by the Company or GMS) was converted into, and became exchangeable for the right to receive 0.2797 of a share of common stock of the Company, together with the associated purchase rights. Moreover, each option or warrant exercisable for GMS common or preferred stock issued and outstanding prior to the consummation of the merger (other than those options or warrants owned by the Company or GMS) was converted into an option or warrant exercisable for the same fraction of a share of Affymetrix common stock, together with associated purchase rights, under the same terms and conditions as existed for the original option or warrant. As a result of the merger, the Company will issue, in the aggregate, 1,070,000 shares of common stock of the Company.

          A copy of the press release issued in connection therewith is filed as an Exhibit hereto and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibit 99.1         Press Release.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                AFFYMETRIX, INC.


Dated: February 11, 2000       By:   /s/ Vern Norviel
                                  ---------------------------------------------
                               Name:  Vern Norviel
                               Title: Senior Vice President, General Counsel
                                      and Corporate Secretary


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                                 EXHIBIT INDEX

Exhibit No.              Description
-----------              -----------

   99.1                  Press Release